EXHIBIT 10.27

SUMMARY OF EXECUTIVE COMPENSATION

Annual Base Salaries

The executive officers of VCA Antech., Inc., are paid the following annual base salaries:

Name	Title	Base Salary

Robert L. Antin(1)	Chairman, President & Chief Executive Officer	$928,013
Arthur J. Antin(1)	Chief Operating Officer & Senior Vice President	$590,554
Tomas W. Fuller(1)	Chief Financial Officer, Vice President & Secretary	$399,327
Neil Tauber(1)	Senior Vice President	$399,327
Josh Drake	President, Antech Diagnostics	$338,000

(1)	Please refer to the employment agreements and other agreements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.